AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

         First Amendment (this "Amendment") entered into as of September 20, 2002 between INTEGRAMED AMERICA, INC. (the "Borrower"_ and FLEET NATIONAL BANK (the "Bank").

         WHEREAS, the Borrower and the Bank are parties to an Amended and Restated Loan Agreement dated as of September 28, 2001 (the "Agreement"); and

         WHEREAS, the Borrower has requested that the Bank amend, and the Bank has agreed to amend certain provisions of the Agreement.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

1. All capitalized terms used herein, unless otherwise defined herein, have the same meanings provided therefore in the Agreement.

2.       Section 2.1(a) is amended to read in its entirety as follows:

        (a) Subject to the terms and conditions hereof, the Bank agrees to make revolving credit loans to the Borrower (the "Revolving Credit Loans") and issue SBLCs for the account of the Borrower from time to time during the Commitment Period of which the aggregate principal amount of (i) Revolving Credit Loans and SBLCs at any one time outstanding shall not exceed the lesser of (x) $7,000,000 or (y) the Borrowing Base and (ii) SBLCs at any one time outstanding shall not exceed Five Hundred Thousand and 00/100 Dollars ($5,000,000.00), as such amounts may be reduced as provided in this Agreement (the "Commitment"). During the Commitment Period the Borrower may use the Commitment (i) for obtaining Revolving Credit Loans by borrowing, prepaying in whole or in part and reborrowing on a revolving basis, all in accordance with the terms and conditions hereof and (ii) for the issuance of SBLCs by the issuance, repayment and/or termination in whole or in part and reissuance on a revolving basis, all in accordance with the terms and conditions hereof.

3.      The Borrower hereby represents and warrants to the Bank that:

        (a) Each and every of the representations and warranties set forth in the Agreement and/or the documents executed pursuant thereto or in connection therewith is true as of the date hereof and with the same effect as though made on the date hereof, and is hereby incorporated herein in full by reference as if fully restated herein in its entirety.

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        (b)  No  Default or Event or Default  and no event or  condition  which, with the giving of notice or lapse of time or both, would constitute such a Default or Event of Default, now exists or would exist.

4. All obligations in connection with the Agreement are and shall continue to be (i) secured by the collateral referenced in the Agreement and more fully described in one or more security agreements in favor of the Bank and (ii) guaranteed by the Guarantors referenced in the Agreement pursuant to Guarantees in favor of the Bank.

5. By their execution of this amendment in the space provided below, each of the guarantors indicated below hereby consent to this Amendment and reaffirm their continuing liability under their respective guarantees, in respect of the Agreement as amended hereby and all the documents, instruments and agreements executed pursuant thereto or in connection therewith, without offset, defense or counterclaim (any such offset, defense or counterclaim as may exist being hereby irrevocably waived by such guarantors).

6. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of any other term or condition of the Agreement or any of the documents referred to therein or (b) prejudice any right or rights which the Bank may now have or may have in the future under or in connection with the Agreement or any documents referred to therein. Whenever the Agreement is referred to in the Agreement or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Agreement as modified by the Amendment.

7. This Amendment shall be effective as of the date first above written; provided that this Amendment shall not be effective unless and until (i) the Bank shall have received counterparts of this Amendment duly signed by the Borrower, (ii) the Borrower shall have paid all the fees and expenses of the Bank's outside counsel in connection with the preparation and negotiation of this Amendment, which fees are estimated at $250, plus out-of-picket expenses and (iii) the Bank shall have received evidence of such proper corporate organization, existence, authority and appropriate corporate proceedings with respect to the Borrower and the matters addressed by this Amendment and the documents, instruments and agreements executed pursuant hereto or in connection herewith, and such other certificates, instruments, and documents as the Bank shall reasonably request.

8. This Amendment may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

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

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.


                            INTEGRAMED AMERICA, INC.



                            By:   /s/John W. Hlwyak, Jr.
                                     -----------------------------------
                            Name:    John W. Hlywak, Jr.
                            Title:   Sr. Vice President and CFO


                            FLEET NATIONAL BANK



                            By:   /s/Thomas G. Carley
                                     -----------------------------------
                            Name:    Thomas G. Carley
                            Title:   Sr. Vice President


        Each of the guarantors indicated below hereby consent to this Amendment and reaffirm their continuing liability under their respective guarantees in respect of the Agreement as amended hereby and all the documents, instruments and agreements executed pursuant thereto or in connection therewith, without offset, defense or counterclaim (any such offset, defense or counterclaim as may exist being hereby irrevocably waived by such guarantors).

                            INTEGRAMED PHARMACEUTICAL SERVICES, INC.


                            By:   /s/John W. Hlywak, Jr.
                                     -----------------------------------
                            Name:    John W. Hlywak, Jr.
                            Title:   Sr. Vice President and CFO

                            INTEGRAMED FINANCIAL SERVICES, INC.


                            By:   /s/John W. Hlywak, Jr.
                                     -----------------------------------
                            Name:    John W. Hlywak, Jr.
                            Title:   Sr. Vice President and CFO